Exhibit 4.2

DELUXE CORPORATION

$300,000,000 5.00 % Senior Notes due 2012

Officers’ Certificate and Company Order

Pursuant to the Indenture dated as of October 27, 1995, as amended by the First Supplemental Indenture dated December 4, 2002 (collectively, the “Indenture”), between Deluxe Corporation, a Minnesota corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A. (formerly, Norwest Bank Minnesota, National Association), a national banking association (the “Trustee”) and resolutions adopted by the Company’s Board of Directors at the meeting of the Board of Directors held on October 24 and 25, 2002, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to (i) the establishment of a series of Securities, (ii) the establishment of the form of Securities of such series and (iii) the procedures for authentication and delivery of such series of securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.    Establishment of a Series of Securities pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1)    The Securities shall bear the title “5.00 % Senior Notes due 2012” (referred to herein as the “Notes”).

(2)    The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $300,000,000 except for (a) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture, (b) Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder and (c) any Securities of this series which are issued in the manner contemplated by paragraph 17(b) hereof.

(3)    The Company will pay interest to the person in whose name a Note is registered at the close of business on the first day of the month preceding the Interest Payment Date (as defined in Paragraph 5 below) (each a “Record Date”), provided that the interest payable at the Stated Maturity (as defined in Paragraph 4 below) will be paid to the person to whom principal is payable. Any interest installment not punctually paid or duly provided for on any Interest Payment Date shall cease to be payable to the registered holder on the relevant Record Date, and will be paid according to the method specified in the Indenture.

(4)    The Stated Maturity Date of the Notes shall be December 15, 2012.

(5)    The Notes will bear interest from and including December 9, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 5.00 % per annum, payable in U.S. Dollars semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2003, until the principal thereof is paid or made available for payment. The Company will compute interest on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. If any Interest Payment Date or maturity or redemption date falls on a day that is not a Business Day, then the payment will be made on the next Business Day. However, if such next Business Day is in the next succeeding calendar year, the payment will be made on the Business Day immediately preceding the original payment date, in either case without additional interest and with the same effect as if it were made on the originally scheduled date.

(6)    Principal of (and premium, if any) and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Wells Fargo Bank Minnesota, N.A., in the City of Minneapolis, Minnesota or at its agency located in the City of New York, New York. The method of such payment shall be by wire transfer for Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the Security Register.

(7)    The Notes will be redeemable as follows:

Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points; plus, in either case, any accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, any interest on the Notes, including the above mentioned accrued and unpaid interest, to the extent it is due and payable on Interest Payment Dates falling on or prior to the redemption date, will be payable on such Interest Payment Date to the registered holders of the Notes as of the close of business on the relevant Record Date for that Interest Payment Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be (i) selected by lot by The Depository Trust Company if the Notes are represented by a global security, or (ii) selected by the Trustee, using a method the Trustee deems to be fair and appropriate, if the Notes are not represented by a global security. For this purpose, the following terms have the following meanings:

•
“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

•
“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

•	“Quotation Agent” means Goldman, Sachs & Co. or another Reference Treasury Dealer appointed by the Company.

•
“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successors and, at the Company’s option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

•
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

A notice of redemption may provide that it is subject to certain conditions that is specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem the Notes.

(8)    The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of the Holder.

(9)    The Notes will be issued only in fully registered form and the minimum initial purchase amounts of the Notes shall be $1,000 and any integral multiple of $1,000 in excess thereafter.

(10)    The payment of the principal of and any premium and interest on the Notes shall be payable in the currency of the United States of America.

(11)    The Notes shall be subject to the Events of Default specified in Section 501 of the Indenture.

(12)    The Notes shall be subject to the covenants specified in Article Ten of the Indenture.

(13)    The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall not be less than the principal amount thereof.

(14)    The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(15)    (a)    The Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a “Global Security”) registered in the name of a nominee of the Depositary. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes.

(b)    The Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form, except as provided in Section 305 of the Indenture and except if there shall have occurred and be continuing an Event of Default and the holders of a majority in aggregate principal amount of Notes determine to discontinue the system of book-entry transfers through the Depository. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct. The Notes represented by a Global Securities may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee. Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depository.

(16)    The principal of or any premium or interest on the Notes are denominated or payable in the currency of the United States of America and Sections 403 and 1009 of the Indenture shall apply to the Notes.

(17)    (a)    The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Company.

(b)    The Company may, so long as no Event of Default has occurred, without the consent of the Holders of the Notes, issue additional notes with the same terms as the Notes in accordance with the corporate authority existing at the time of such additional issuance, and such additional notes shall be considered part of the same series under the Indenture as the Notes. The Notes shall have such other terms and provisions as are provided in the Global Security representing the Notes substantially in the form attached as Exhibit A hereto.

B.    Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

It is hereby established, pursuant to Section 201 of the Indenture, that the Global Security representing the Notes shall be substantially in the form attached as Exhibit A hereto.

C.    Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, the Notes in the aggregate principal amount of $300,000,000 registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to or on behalf of The Depository Trust Company on or before 9:00 a.m., Eastern Standard Time, on December 9, 2002.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of the Notes, (ii) the establishment of the forms of the Notes and (iii) the authentication of the Notes, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and Company Order this 4th day of December, 2002.

DELUXE CORPORATION

/s/ LAWRENCE J. MOSNER
Lawrence J. Mosner Chairman and Chief Executive Officer

/s/ DOUGLAS J. TREFF
Douglas J. Treff Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(Face of Note)

5.00 % Senior Notes Due 2012
CUSIP Number

No.	$300,000,000

DELUXE CORPORATION

Deluxe Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of Three Hundred Million Dollars on December 15, 2012 (the “Stated Maturity”), and to pay interest thereon at a rate of 5.00 % per annum from and including December 9, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in U.S. Dollars in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing on June 15, 2003. The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this note (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the first day of the month preceding such Interest Payment Date (each, a “Record Date”), provided that the interest payable at the Stated Maturity will be paid to the person to whom principal is payable. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or other payment in respect of any such early payment), in each case with the same force and effect as if made on such date. Any interest installment not punctually paid or duly provided for on any Interest Payment Date shall cease to be payable to the registered holder on the relevant Record Date, and will be paid according to the method specified in the Indenture.

The principal and interest on this note shall be payable at the Corporate Trust Office. The method of such payment shall be by wire transfer for Senior Notes (as defined on the reverse hereof) held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the Security Register.

The Senior Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company. The Senior Notes are subject to redemption prior to the Stated Maturity as described on the reverse hereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this note to be duly executed.

Dated: December 9, 2002

DELUXE CORPORATION

By:

By:

Trustee’s Certificate of Authentication:

This is one of the Securities of the series designated therein and issued pursuant to the within–mentioned Indenture.

WELLS FARGO BANK MINNESOTA, N.A., as Trustee

By:
Authorized Signature

(Reverse of Note)

5.00 % Senior Notes Due 2012

This note is one of a duly authorized series of senior notes of the Company (herein called the “Senior Notes” or the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 27, 1995 (herein called the “Indenture”), between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, National Association), a national banking association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplement thereto (including, without limitation, the First Supplemental Indenture, dated as of December 4, 2002, between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This note is one of a series designated as the 5.00 % Senior Notes due 2012, limited in aggregate principal amount to $300,000,000; provided, however, that the aggregate principal amount of the Securities may be increased in the future, without the consent of the Holders of the Securities, on the same terms and with the same CUSIP and ISIN numbers as the Securities. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

The Company shall have the right to redeem the Securities of this series at the option of the Company, in whole or in part at any time, upon not less than 30 nor more than 60 days’ notice by mail (an “Optional Redemption”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points; plus, in each case, any accrued and unpaid interest thereon to the date of such redemption. If less than all of the Senior Notes are to be redeemed, the Senior Notes to be redeemed shall be (i) selected by lot by The Depository Trust Company if the Senior Notes are represented by a global security, or (ii) selected by the Trustee, using a method the Trustee deems to be fair and appropriate, if the Senior Notes are not represented by a global security.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Quotation Agent” means Goldman, Sachs & Co. or another Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successors and, at the Company’s option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor or an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, and, in the event of transfer or exchange, a new Security or Securities of this series and of like tenor and for a like aggregate principal amount will be issued to the Holder, in the case of exchange, or the designated transferee or transferees, in the case of transfer.

In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this note or (ii) certain restrictive covenants with respect to this note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of this series may declare the principal of all of the Securities of this series to be immediately due and payable; and upon any such declaration such principal amount of and the accrued interest on all of the Securities of this series shall become immediately due and payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

This Global Security is exchangeable for Securities in certificated form only under certain limited circumstances set forth in the Indenture. The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the body of law controlling conflicts of law, other than the New York General Obligations Law Section 5-1401.